SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	March 29, 2004

Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

(608) 364-8800
(Registrant’s telephone number)

Item 5.    Other Events and Regulation FD Disclosure.

On March 29, 2004, REGAL-BELOIT Corporation (the “Company”) announced its intent to privately place $100 million aggregate principal amount of convertible senior subordinated notes. Further information is included in the Company’s press release filed as exhibit 99 to this report and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

99	Press Release of REGAL-BELOIT Corporation dated March 29, 2004, pursuant to Rule 135c of the Securities Act of 1933, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: March 30, 2004	By: /s/Kenneth F. Kaplan
Kenneth F. Kaplan
Vice President, Chief Financial Officer and
Secretary

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated March 29, 2004

Exhibit
Number

99	Press Release of REGAL-BELOIT Corporation dated March 29, 2004, pursuant to Rule 135c of the Securities Act of 1933, as amended.